Berkshire Hills Names Heather Lashway Director of Retail Banking

BOSTON – May 25, 2021 – Berkshire Hills Bancorp, Inc. (NYSE: BHLB), the parent company of Berkshire Bank, a socially-responsible community-dedicated bank with locations primarily in New England and New York, today announced that Heather Lashway, a ten-year Berkshire veteran was promoted to Senior Vice President Director of Retail Banking reporting to CEO Nitin Mhatre. Tami Gunsch, current Senior Executive Vice President Head of Consumer Banking is stepping down from her position as of June 30, 2021 to spend more time with her family. After June 30th, Ms. Gunsch will stay on as a consultant for a period of time to ensure a smooth transition to her successors, Ms. Lashway and another to be named soon.

“I want to thank Tami for her years of hard work, dedication, professionalism and commitment to all of Berkshire Bank’s customers and employees. On behalf of the entire Berkshire Bank family we wish Tami all the best in this next chapter.” stated Nitin Mhatre, CEO of Berkshire.

In her role as Director of Retail Banking Ms. Lashway will be responsible for all aspects of the retail banking consumer experience, including branch banking, branch and deposit operations, call center, virtual teller, MyBankers and Sales & Service Delivery. She will work to optimize, digitize and enhance the Bank’s retail banking strategy in support of Berkshire’s Exciting Strategic Transformation (BEST) plan to deliver enhanced value for all its stakeholders.

“Heather is a proven leader with deep knowledge of Berkshire Bank, our employees, customers and communities. She has consistently demonstrated superior performance in key roles and that experience will be instrumental in the execution of our BEST plan where we will optimize, digitize and enhance our consumer banking franchise to deliver a best-in-class customer experience,” added Mhatre.

Ms. Lashway is a senior leader with more than 25 years of retail banking expertise, most recently serving as Berkshire’s Senior Vice President Retail Distribution where she oversaw the Bank’s sales and service delivery initiatives. Prior to joining Berkshire Bank, Heather spent 11 years with Citizens Bank in senior Retail Banking roles inclusive of Director of Sales, Division Training Manager and Regional Sales Manager. Ms. Lashway holds a Bachelors in Accounting & Finance from Saint Michael’s College in Colchester, Vermont and was previously an Albany Business Review 40 under 40 honoree.

ABOUT BERKSHIRE HILLS BANCORP
Berkshire Hills Bancorp is the parent of Berkshire Bank, which is transforming what it means to bank its neighbors socially, humanly and digitally to empower the financial potential of people, families and businesses in its communities as it pursues its vision of being the leading socially responsible omni-channel community bank in the markets it serves. Headquartered in Boston, Berkshire operates 118 banking offices primarily in New England and New York.

FORWARD-LOOKING STATEMENTS
This document contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements from the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target," and similar expressions. There are many factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire's most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov.  You should not place undue reliance on forward-looking statements, which reflect our expectations only as of the date of this document. Berkshire does not undertake any obligation to update forward-looking statements.

Investor Relations Contact:	Media Contacts:
Kevin Conn, SVP, Investor Relations & Corporate Development
Email: KAConn2@berkshirebank.com
Tel: (617) 641-9206

David Gonci, Capital Markets Director
Email:  DGonci@berkshirebank.com
Tel:  (413) 281-1973
John Lovallo Email: jlovallo@levick.com Tel: (917) 612-8419 Sarah Sem Email: ssem@levick.com Tel: (802) 310-7663